Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Reports Fourth Quarter and Fiscal Year 2017 Results
Record Revenue and Bookings in FY 2017

WESTFORD, Mass. - February 15, 2018 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended December 30, 2017.
Fourth Quarter Financial Highlights

•	Revenue increased 49% to $149 million

•	Gross margin was 43.3%

•	GAAP diluted EPS decreased to $0.07 compared to $0.69 in 2016

•	Adjusted diluted EPS increased 65% to $1.14

•	Net income decreased to $0.8 million compared to $8 million in 2016

•	Adjusted EBITDA increased 88% to $26 million

•	Bookings increased 29% to a record $147 million

•	Cash flows from operations increased 102% to a record $33 million

Fiscal Year Financial Highlights

•	Revenue increased 24% to a record $515 million

•	Gross margin was 44.9%

•	GAAP diluted EPS decreased 5% to $2.75

•	Adjusted diluted EPS increased 45% to a record $4.49

•	Net income decreased 3% to $31 million

•	Adjusted EBITDA increased 47% to a record $91 million

•	Bookings increased 29% to a record $521 million

•	Cash flows from operations increased 28% to a record $65 million

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The momentum that began in the first half of 2017 continued through the fourth quarter and led to record performance for the year in revenue, cash flows from operations, adjusted EBITDA, and adjusted diluted EPS,” said Jonathan W. Painter, president and chief executive officer. “We had excellent performance by our newly acquired businesses, as well as strong internal growth from our existing businesses.

“Favorable market conditions in all our major geographic regions contributed to record bookings in the fourth quarter. In particular, our Fluid-Handling product line had strong double-digit bookings growth in most geographic regions, and bookings for our parts and consumables increased over 30% to a record $90 million.

“While our GAAP diluted EPS was negatively impacted by the recent tax reform legislation enacted in the U.S. requiring a one-time tax charge primarily associated with the deemed repatriation of our unremitted foreign earnings, our fourth quarter adjusted diluted EPS was up 65 percent. This strong finish to the year helped make 2017 the best year in our history.”

Fourth Quarter 2017 Financials
Revenue increased 49 percent to $149.1 million compared to the fourth quarter of 2016, including $26.9 million from acquisitions and a $5.0 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, revenue was up 17 percent compared to the fourth quarter of 2016. Gross margin was 43.3 percent, including a negative 120 basis point impact from the amortization of acquired profit in inventory. Net income was $0.8 million, or $0.07 per diluted share, compared to $7.7 million, or $0.69 per diluted share, in the fourth quarter of 2016. Adjusted diluted EPS increased 65 percent to $1.14 in the fourth quarter of 2017, compared to $0.69 in the fourth quarter of 2016. Adjusted diluted EPS in the fourth quarter of 2017 excludes $0.90 of discrete tax expense, $0.15 of amortization from acquired profit in inventory and backlog, $0.02 of acquisition costs, and $0.01 of restructuring costs. The discrete tax expense relates to the impact of the U.S. tax reform legislation enacted in December 2017. The largest component relates to tax expense for the deemed repatriation of unremitted foreign earnings. This was partially offset by a tax benefit related to adjusting U.S. deferred taxes to the lower enacted tax rate.

Adjusted EBITDA increased 88 percent to $26.5 million compared to $14.1 million in the fourth quarter of 2016. Adjusted EBITDA excludes $2.3 million of amortization from acquired profit in inventory and backlog, $0.4 million of acquisition costs, and $0.2 million of restructuring costs in the fourth quarter of 2017. Cash flows from operations increased to $32.8 million compared to $16.3 million in the fourth quarter of 2016. Bookings increased 29 percent to $146.6 million compared to $113.6 million in the fourth quarter of 2016 and includes $29.6 million from acquisitions and a $4.8 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, bookings decreased one percent compared to the fourth quarter of 2016.

Fiscal Year 2017 Financials
Revenue increased 24 percent to a record $515.0 million compared to 2016, including $69.4 million from acquisitions and a $3.8 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, revenue was up 7 percent compared to 2016. Gross margin was 44.9 percent, including a negative 100 basis point impact from the amortization of acquired profit in inventory. Net income was $31.1 million, or $2.75 per diluted share, compared to $32.1 million, or $2.88 per diluted share, in 2016. Adjusted diluted EPS increased 45 percent to $4.49 in 2017, compared to $3.10 in 2016. Adjusted diluted EPS in 2017 excludes $0.90 of discrete tax expense, $0.43 of amortization from acquired profit in inventory and backlog, $0.39 of acquisition costs, and $0.01 of restructuring costs. Adjusted diluted EPS in 2016 excludes $0.15 of acquisition costs, $0.12 of amortization from acquired profit in inventory and backlog, a $0.02 gain on the sale of assets, and a $0.02 benefit from discrete tax items.

Adjusted EBITDA increased 47 percent to $90.8 million compared to $61.9 million in 2016. Adjusted EBITDA excludes $6.6 million of amortization from acquired profit in inventory and backlog, $5.4 million of acquisition costs, and $0.2 million of restructuring costs in 2017. Adjusted EBITDA excludes $1.9 million of amortization from acquired profit in inventory and backlog, $1.8 million of acquisition costs, and other income of $0.3 million in 2016. Cash flows from operations increased 28 percent to $65.2 million in 2017 compared to $51.0 million in 2016. Bookings increased 29 percent to a record $521.2 million compared to $403.5 million in 2016 and includes $62.7 million from acquisitions and a $2.2 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, bookings increased 13 percent compared to 2016.

Summary and Outlook
“The favorable economic conditions in most parts of the world and our solid bookings trend puts us in a strong position for 2018,” Mr. Painter continued. “Our integration activities with our recent acquisitions are progressing well, and we are encouraged by the potential for a positive capital investment environment in the U.S. created by the enactment of the Tax Cuts and Jobs Act.

“We expect 2018 to be a record year for both revenue and diluted EPS driven by solid internal growth, as well as contributions from our recent acquisitions. Based on our current visibility, we expect to report full year GAAP diluted EPS of $4.74 to $4.84 on revenue of $605 million to $615 million. The 2018 guidance includes pre-tax restructuring costs of $1.7 million, or $0.11 per diluted share, discrete tax expense of $0.9 million, or $0.08 per diluted share, and pre-tax amortization expense associated with acquired backlog of $0.2 million, or $0.02 per diluted share. Excluding these expenses, we expect adjusted diluted EPS of $4.95 to $5.05 for 2018. For the first quarter of 2018, we expect GAAP diluted EPS of $0.77 to $0.81 on revenue of $143 million to $146 million. The first quarter of 2018 guidance includes pre-tax restructuring costs of $1.1 million, or $0.07 per diluted share, discrete tax expense of $0.9 million, or $0.08 per diluted share, and pre-tax amortization expense associated with acquired backlog of $0.2 million, or $0.02 per diluted share. Excluding these expenses, we expect adjusted diluted EPS of $0.94 to $0.98 for the first quarter of 2018.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Friday, February 16, 2018, at 11:00 a.m. eastern time to discuss its fourth quarter and fiscal year performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 3567656. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. A replay of the webcast will be available on our website through March 16, 2018.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and fiscal year results on our website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), and adjusted EBITDA margin.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies. Revenue included $26.9 million and $69.4 million from acquisitions in the fourth quarter and fiscal year 2017, respectively. Revenue also included $5.0 million and $3.8 million favorable foreign currency translation effects in the fourth quarter and fiscal year 2017, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS exclude acquisition costs, restructuring costs, other income, and expense related to acquired profit in inventory and backlog. Adjusted net income and adjusted diluted EPS also exclude discrete tax items. All these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin in the fourth quarter of 2017 exclude:

•	Pre-tax expense related to acquired profit in inventory and backlog of $2.3 million.

•	Pre-tax acquisition costs of $0.4 million.

•	Pre-tax restructuring costs of $0.2 million.

Adjusted net income and adjusted diluted EPS in the fourth quarter of 2017 exclude:

•	After-tax restructuring costs of $0.2 million.

•	After-tax acquisition costs of $0.2 million ($0.4 million net of tax of $0.2 million).

•	After-tax expense related to acquired profit in inventory and backlog of $1.7 million ($2.3 million net of tax of $0.6 million).

•
Discrete tax expense of $10.2 million related to U.S. tax legislation enacted in December 2017. The largest component is tax expense for the deemed repatriation of unremitted foreign earnings. This was partially offset by a tax benefit related to adjusting U.S. deferred taxes to the lower enacted tax rate.

Full Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $0.2 million in 2017 and a gain on the sale of assets of $0.3 million in 2016.

•	Pre-tax acquisition costs of $5.4 million and $1.8 million in 2017 and 2016, respectively.

•	Pre-tax expense related to acquired profit in inventory and backlog of $6.6 million and $1.9 million in 2017 and 2016, respectively.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $0.2 million in 2017 and after-tax gain on the sale of assets of $0.2 million ($0.3 million net of tax of $0.1 million) in 2016.

•	After-tax acquisition costs of $4.5 million ($5.4 million net of tax of $0.9 million) in 2017 and $1.6 million ($1.8 million net of tax of $0.2 million) in 2016.

•
After-tax expense related to acquired profit in inventory and backlog of $4.9 million ($6.6 million net of tax of $1.7 million) in 2017 and $1.4 million ($1.9 million net of tax of $0.5 million) in 2016.

•
Discrete tax expense of $10.2 million in 2017 and a discrete tax benefit of $0.3 million in 2016. The benefit from discrete tax items in 2016 was primarily due to the reversal of valuation allowances on certain deferred tax assets in the U.S.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016

Revenues	$149,140	$100,241	$515,033	$414,126
Costs and Operating Expenses:
Cost of revenues	84,550	54,168	283,999	225,737
Selling, general, and administrative expenses	44,022	33,658	160,515	135,753
Research and development expenses	2,559	1,740	9,563	7,380
Restructuring costs and other income	203	—	203	(317)
	131,334	89,566	454,280	368,553
Operating Income	17,806	10,675	60,753	45,573
Interest Income	147	94	447	269
Interest Expense	(1,525)	(379)	(3,547)	(1,293)
Income from Continuing Operations Before Provision
for Income Taxes	16,428	10,390	57,653	44,549
Provision for Income Taxes	15,520	2,583	26,070	12,083
Income from Continuing Operations	908	7,807	31,583	32,466
Income from Discontinued Operation, Net of Tax	—	—	—	3
Net Income	908	7,807	31,583	32,469
Net Income Attributable to Noncontrolling Interest	(148)	(74)	(491)	(392)
Net Income Attributable to Kadant	$760	$7,733	$31,092	$32,077

Earnings per Share Attributable to Kadant:
Basic	$0.07	$0.71	$2.83	$2.95
Diluted	$0.07	$0.69	$2.75	$2.88

Weighted Average Shares:
Basic	11,007	10,915	10,991	10,869
Diluted	11,402	11,236	11,312	11,149

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Dec. 30, 2017	Dec. 30, 2017	Dec. 31, 2016	Dec. 31, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$760	$0.07	$7,733	$0.69
Adjustments for the Following:
Restructuring Costs, Net of Tax	154	0.01	—	—
Acquisition Costs, Net of Tax	184	0.02	—	—
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	1,667	0.15	—	—
Discrete Tax Items (b)	10,205	0.90	—	—
Adjusted Net Income and Adjusted Diluted EPS	$12,970	$1.14	$7,733	$0.69

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	Twelve Months Ended		Twelve Months Ended
	Dec. 30, 2017	Dec. 30, 2017	Dec. 31, 2016	Dec. 31, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$31,092	$2.75	$32,077	$2.88
Net Income and Diluted EPS from Discontinued Operation	—	—	(3)	—
Net Income and Diluted EPS from Continuing Operations	31,092	2.75	32,074	2.88
Adjustments for the Following:
Restructuring Costs and Other Income, Net of Tax	154	0.01	(247)	(0.02)
Acquisition Costs, Net of Tax	4,458	0.39	1,625	0.15
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	4,858	0.43	1,359	0.12
Discrete Tax Items (b)	10,205	0.90	(261)	(0.02)
Adjusted Net Income and Adjusted Diluted EPS	$50,767	$4.49	$34,550	$3.10

				Increase
				Excluding
	Three Months Ended		Increase	Acquisitions
Revenues by Product Line	Dec. 30, 2017	Dec. 31, 2016		and FX (a,c)
Stock-Preparation	$54,442	$39,220	$15,222	$12,718
Doctoring, Cleaning, & Filtration	26,710	25,564	1,146	377
Fluid-Handling	31,037	21,241	9,796	3,489
Papermaking Systems	112,189	86,025	26,164	16,584
Wood Processing Systems	34,003	11,413	22,590	299
Fiber-Based Products	2,948	2,803	145	145
	$149,140	$100,241	$48,899	$17,028

				Increase
				Excluding
	Twelve Months Ended		Increase	Acquisitions
	Dec. 30, 2017	Dec. 31, 2016		and FX (a,c)
Stock-Preparation	$193,838	$171,378	$22,460	$7,320
Doctoring, Cleaning, & Filtration	109,631	105,938	3,693	3,673
Fluid-Handling	104,136	89,145	14,991	6,216
Papermaking Systems	407,605	366,461	41,144	17,209
Wood Processing Systems	95,053	36,850	58,203	8,886
Fiber-Based Products	12,375	10,815	1,560	1,560
	$515,033	$414,126	$100,907	$27,655

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				Increase
				Excluding
	Three Months Ended		Increase	Acquisitions
Revenues by Geography (d)	Dec. 30, 2017	Dec. 31, 2016		and FX (a,c)
North America	$68,391	$47,430	$20,961	$2,133
Europe	44,816	29,622	15,194	5,438
Asia	24,785	17,247	7,538	6,479
Rest of World	11,148	5,942	5,206	2,978
	$149,140	$100,241	$48,899	$17,028

				Increase
				(Decrease)
				Excluding
	Twelve Months Ended		Increase	Acquisitions
	Dec. 30, 2017	Dec. 31, 2016		and FX (a,c)
North America	$238,483	$203,063	$35,420	$(1,191)
Europe	157,994	115,233	42,761	14,171
Asia	78,443	62,703	15,740	16,178
Rest of World	40,113	33,127	6,986	(1,503)
	$515,033	$414,126	$100,907	$27,655

				Increase
				(Decrease)
				Excluding
	Three Months Ended		Increase (Decrease)	Acquisitions
Bookings by Product Line	Dec. 30, 2017	Dec. 31, 2016		and FX (c)
Stock-Preparation	$50,435	$55,648	$(5,213)	$(7,658)
Doctoring, Cleaning, & Filtration	26,715	23,923	2,792	1,962
Fluid-Handling	30,689	19,360	11,329	5,265
Papermaking Systems	107,839	98,931	8,908	(431)
Wood Processing Systems	35,076	11,202	23,874	(1,224)
Fiber-Based Products	3,704	3,477	227	227
	$146,619	$113,610	$33,009	$(1,428)

				Increase
				Excluding
	Twelve Months Ended		Increase	Acquisitions
	Dec. 30, 2017	Dec. 31, 2016		and FX (c)
Stock-Preparation	$199,720	$158,876	$40,844	$27,119
Doctoring, Cleaning, & Filtration	113,069	110,064	3,005	3,353
Fluid-Handling	110,441	85,696	24,745	16,297
Papermaking Systems	423,230	354,636	68,594	46,769
Wood Processing Systems	85,248	38,183	47,065	3,974
Fiber-Based Products	12,703	10,641	2,062	2,062
	$521,181	$403,460	$117,721	$52,805

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	Three Months Ended		Twelve Months Ended
Business Segment Information	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016
Gross Margin:
Papermaking Systems	45.6%	46.7%	46.7%	45.9%
Wood Processing Systems	34.8%	39.4%	36.3%	41.0%
Fiber-Based Products	54.5%	48.5%	51.2%	46.4%
	43.3%	46.0%	44.9%	45.5%

Operating Income:
Papermaking Systems	$19,668	$12,680	$72,600	$57,427
Wood Processing Systems	3,494	2,921	9,690	8,327
Corporate and Other	(5,356)	(4,926)	(21,537)	(20,181)
	$17,806	$10,675	$60,753	$45,573

Adjusted Operating Income (a, e):
Papermaking Systems	$20,065	$12,680	$73,590	$60,601
Wood Processing Systems	5,930	2,921	20,853	8,327
Corporate and Other	(5,356)	(4,926)	(21,537)	(19,914)
	$20,639	$10,675	$72,906	$49,014

Capital Expenditures:
Papermaking Systems	$7,792	$2,163	$14,359	$5,504
Corporate and Other	771	62	2,922	300
	$8,563	$2,225	$17,281	$5,804

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016
Cash Provided by Continuing Operations	$32,836	$16,261	$65,164	$51,000
Depreciation and Amortization Expense	6,319	3,392	19,375	14,326

Balance Sheet Data			Dec. 30, 2017	Dec. 31, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash			$76,846	$73,569
Accounts Receivable, net			89,624	65,963
Inventories			84,933	54,951
Unbilled Contract Costs and Fees			2,374	3,068
Other Current Assets			12,246	9,799
Property, Plant and Equipment, net			79,723	47,704
Intangible Assets			133,036	52,730
Goodwill			268,001	151,455
Other Assets			14,311	11,452
			$761,094	$470,691
Liabilities and Stockholders' Equity
Accounts Payable			$35,461	$23,929
Long-term Debt			237,011	61,494
Capital Lease Obligations			5,069	4,917
Other Liabilities			151,049	96,072
Total Liabilities			428,590	186,412
Stockholders' Equity			332,504	284,279
			$761,094	$470,691

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Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Twelve Months Ended
Reconciliation	Dec. 30, 2017	Dec. 31, 2016	Dec. 30, 2017	Dec. 31, 2016
Consolidated
Net Income Attributable to Kadant	$760	$7,733	$31,092	$32,077
Net Income Attributable to Noncontrolling Interest	148	74	491	392
Income from Discontinued Operation, Net of Tax	—	—	—	(3)
Provision for Income Taxes	15,520	2,583	26,070	12,083
Interest Expense, net	1,378	285	3,100	1,024
Operating Income	17,806	10,675	60,753	45,573
Restructuring Costs and Other Income	203	—	203	(317)
Acquisition Costs (f)	373	—	5,375	1,832
Acquired Backlog Amortization (g)	480	—	1,438	1,468
Acquired Profit in Inventory (h)	1,777	—	5,137	458
Adjusted Operating Income (a)	20,639	10,675	72,906	49,014
Depreciation and Amortization	5,839	3,392	17,937	12,858
Adjusted EBITDA (a)	$26,478	$14,067	$90,843	$61,872

Adjusted EBITDA Margin (a, i)	17.8%	14.0%	17.6%	14.9%

Papermaking Systems
Operating Income	$19,668	$12,680	$72,600	$57,427
Restructuring costs and other income	203	—	203	(317)
Acquisition Costs (f)	124	—	611	1,565
Acquired Backlog Amortization (g)	—	—	—	1,468
Acquired Profit in Inventory (h)	70	—	176	458
Adjusted Operating Income (a)	20,065	12,680	73,590	60,601
Depreciation and Amortization	3,134	2,686	11,239	10,045
Adjusted EBITDA (a)	$23,199	$15,366	$84,829	$70,646

Wood Processing Systems
Operating Income	$3,494	$2,921	$9,690	$8,327
Acquisition Costs (f)	249	—	4,764	—
Acquired Backlog Amortization (g)	480	—	1,438	—
Acquired Profit in Inventory (h)	1,707	—	4,961	—
Adjusted Operating Income (a)	5,930	2,921	20,853	8,327
Depreciation and Amortization	2,530	544	6,077	2,188
Adjusted EBITDA (a)	$8,460	$3,465	$26,930	$10,515

Corporate and Other
Operating Loss	$(5,356)	$(4,926)	$(21,537)	$(20,181)
Acquisition Costs (f)	—	—	—	267
Adjusted Operating Loss (a)	(5,356)	(4,926)	(21,537)	(19,914)
Depreciation and Amortization	175	162	621	625
Adjusted EBITDA (a)	$(5,181)	$(4,764)	$(20,916)	$(19,289)

(a)	Represents a non-GAAP financial measure.

(b)
Discrete tax items in 2017 relate to U.S. tax legislation enacted in December 2017 and discrete tax items in 2016 primarily relate to the reversal of valuation allowances on certain deferred tax assets in the U.S.

(c)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	Geographic revenues are attributed to regions based on customer location.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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(f)	Represents transaction costs associated with our acquisitions.

(g)	Represents intangible amortization expense associated with acquired backlog.

(h)	Represents expense within cost of revenues associated with acquired profit in inventory.

(i)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,400 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent Kadant’s expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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